Exhibit 15

Board of Directors and Stockholders

Arthur J. Gallagher & Co.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan of our report, dated April 30, 2009, relating to the unaudited interim consolidated financial statements of Arthur J. Gallagher & Co. that are included in its Form 10-Q for the quarter ended March 31, 2009.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

May 12, 2009